ADDENDUM TO CONSULTING AGREEMENT
     BETWEEN COLUMBIA FINANCIAL GROUP AND MEDI-HUT CO., INC.
   DATED OCTOBER 1, 2000 AND AMENDMENT TO CONSULTING AGREEMENT


     This is an Addendum to that Consulting Agreement dated October 1, 2000 as amended as of that same date between Columbia Financial Group
("Consultant") and Medi-Hut Co., Inc. ("Corporation") (the "Consulting Agreement as Amended").

     The following terms are hereby incorporated as part of the Consulting Agreement as Amended, and to the extent these terms modify or conflict with any provisions of the Consulting Agreement as Amended, these terms shall control. All other terms of the Consulting Agreement as Amended not modified shall remain the same.

     1. Consultant agrees and does hereby waive, release and otherwise forfeit its right under paragraph 3.(a) to the cash compensation of 1.2 million (one million two hundred thousand) dollars to be paid during the term of the contract or any time thereafter.

     2. Corporation and Consultant agree and hereby amend paragraph 3.(b) by reducing the exercise price for the 600,000 warrants with a term of five years from $5.00 per share to $2.50 per share.

     DATED this 15th day of February, 2001.

                                   COLUMBIA FINANCIAL GROUP, INC.


                                   By:/s/Timothy J. Rieu
                                        Timothy J. Rieu, President


                                   MEDI-HUT CO., INC.


                                   By:/s/Joseph Sanpietro
                                        Joseph Sanpietro, President